Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-116478, 333-116478-01, 333-116478-02, 333-85716, 333-85716-01, 333-85716-02, 333-106200 and 106200-01), the Registration Statements on Form S-3D (Nos. 333-102845 and 333-48781), and the Registration Statements on Form S-8 (Nos. 333-02003, 333-112453, 333-110372, and 333-95967) of PPL Corporation of our report dated February 25, 2005, except for paragraphs appearing under “Discontinued Operations” within the “Domestic Generation Projects” section of Note 9, and paragraphs appearing under “2-for-1 Stock Split and Dividend Increase” in Note 24, as to which the date is August 31, 2005, relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of PPL Corporation, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
August 31, 2005